Calculation of Filing Fee Tables
S-8
IN8BIO, INC.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, par value $0.0001 per share	Other	496,000	$ 1.01	$ 500,960.00	0.0001381	$ 69.18
2	Equity	Common Stock, par value $0.0001 per share	Other	4,000	$ 0.96	$ 3,840.00	0.0001381	$ 0.53
Total Offering Amounts:						$ 504,800.00		$ 69.71
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 69.71
Offering Note
[1]	Represents shares of common stock reserved for issuance under the Registrant's 2026 Inducement Plan (the "2026 Plan"). Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement shall also cover any additional shares of common stock that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction with respect to the shares of common stock being registered pursuant to this registration statement. The proposed maximum offering price per share is estimated in accordance with Rules 457(c) and 457(h) promulgated under the Securities Act solely for the purpose of calculating the registration fee and is based upon a price per share of $1.01, which is the average of the high and low prices per share of common stock on August 3, 2026, as reported on The Nasdaq Capital Market.

[2]	Represents shares of common stock issuable upon the exercise of an outstanding stock option award granted pursuant to the 2026 Plan. Pursuant to Rule 416(a) promulgated under the Securities Act, this registration statement shall also cover any additional shares of common stock that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction with respect to the shares of common stock being registered pursuant to this registration statement. The proposed maximum offering price per share is estimated in accordance with Rule 457(h) promulgated under the Securities Act solely for the purpose of calculating the registration fee and is based upon the exercise price for such shares.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources